UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 15, 2008

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-13801	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 600 Irvine, California 92612
(Address of Principal Executive Offices)

(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2008, Quality Systems, Inc. (“QSI”) and its wholly owned subsidiary NextGen Healthcare Information Systems, Inc. (“NextGen”), entered into an Agreement and Plan of Merger (“Agreement”) to acquire Practice Management Partners, Inc. (“PMP”). Upon closing of the Agreement, PMP will become a wholly owned subsidiary of NextGen. The purchase price consists of approximately $19.0 million at closing plus up to $3.0 million tied to the future performance of PMP. The $19.0 million consists of approximately $16.25 million in cash and $2.75 million in unregistered QSI common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2008		QUALITY SYSTEMS, INC.
	By:	s/PAUL HOLT
Paul Holt
Chief Financial Officer